Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference and in the Registration Statements on Form S-8 (Nos. 333-202455, 333-180324, 333-159211, 333-149281, 333-141660, 333-133332, 333-112728, 333-109809, and 333-102509) of PDF Solutions, Inc. of our report dated March 8, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 8, 2017